UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2019

General Electric Company
(Exact name of registrant as specified in its charter)

New York			001-00035	14-0689340
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street,	Boston,	MA		02210
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.06 per share	GE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 16, 2019, General Electric Company (the “Company” or “GE”) completed sales of a portion of its interest in Baker Hughes, a GE company ("BHGE"), which represents our Oil & Gas segment, for a total of approximately $3.0 billion in net cash proceeds to GE. The sale transactions (described below) reduced GE’s ownership interest in BHGE from 50.2% to 36.8%, resulting in GE no longer controlling BHGE.

The sale transactions included the sale of 132,250,000 shares of Class A common stock of BHGE in an underwritten secondary public offering by GE and certain of its affiliates at a public offering price of $21.50 per share. The shares offered included 17,250,000 shares sold pursuant to the underwriters’ exercise in full of their option to purchase additional shares.

In addition, GE completed the sale to BHGE, in a privately negotiated transaction, of 11,865,211 shares of Class B common stock of BHGE, together with an equal number of associated membership interests of Baker Hughes, a GE company, LLC, for $250 million.

As a consequence of GE no longer controlling BHGE, our Oil & Gas segment's historical results will be reported in GE’s consolidated financial statements as discontinued operations beginning in the third quarter of 2019. GE has elected to prospectively measure its remaining investment in BHGE at fair value. This investment and the related earnings impact from subsequent changes in fair value will be recognized in continuing operations.

The unaudited pro forma financial information giving effect to the BHGE sale transactions is filed herewith as Exhibit 99. The relationship between GE and BHGE is governed by the existing agreements between the parties as described elsewhere in the parties' respective public filings.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company is filed as Exhibit 99 to this Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of June 30, 2019.

•	Unaudited Pro Forma Condensed Consolidated Statements of Earnings (Loss) for the six months ended June 30, 2019 and 2018 and each of the years ended December 31, 2018, 2017 and 2016.

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits.

99. General Electric Company Unaudited Pro Forma Condensed Consolidated Financial Statements.

104. The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: September 20, 2019	/s/ Thomas S. Timko
Thomas S. Timko Vice President, Chief Accounting Officer and Controller

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